EXHIBIT "F"

                    SUBORDINATION AGREEMENT


      This Subordination Agreement (this "Agreement") is made and entered into this ___ day of _______________, 199__ among THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), having offices at 1 Chase Manhattan Plaza, New York, New York 10081, JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, having offices at 1400 Smith Street, Houston, Texas 77002, and FOREST OIL CORPORATION, a New York corporation, having offices at 950 17th Street, Colorado National Building, Denver, Colorado 80202.

      For value received, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lender to make and continue Loans to Borrower under the Loan Agreement, and at the special insistence and request of Lender, Subordinated Creditor, Lender and Borrower hereby agree as follows:


                            ARTICLE I

                           DEFINITIONS

       Section  1.01   Certain  Definitions.   As  used  in  this
Agreement, the following terms shall have the following meanings:

      "Banks" shall mean the banks which are parties to the Chase
Loan Agreement, their successors and assigns.

      "Borrower" shall mean Forest Oil Corporation, a New York corporation, its successors and permitted assigns.

      "Chase"  shall  mean  The  Chase Manhattan  Bank  (National
Association) for itself and as agent for the Banks.

      "Chase  Loan  Agreement"  shall mean  that  certain  Credit
Agreement dated December 1, 1993 by and among Borrower, the Banks and Chase, as the same may be modified, amended or supplemented from time to time.

      "Chase Liens" shall mean the liens, privileges, security interests and other rights of Chase created or arising under the under the Chase Loan Agreement and all mortgages, security agreements and other instruments executed pursuant thereto or in connection therewith.

      "Lender"  shall  mean Joint Energy Development  Investments
Limited   Partnership,  a  Delaware  limited   partnership,   its
successors, assigns and participants.

     "Jedi Loan Agreement" shall mean that certain Loan Agreement dated December 28, 1993, between the Lender and Borrower, as the same may be modified, amended or supplemented from time to time.

      "Jedi Liens" shall mean the liens, privileges, security interests and other rights of Lender created or arising under the under security instruments described in Exhibit A attached hereto.

      "Subordinated Creditor" shall mean Chase, the Banks and their respective successors and assigns.

      "Subordinated Debt" shall mean any and all indebtedness, liabilities and obligations of Borrower to the Subordinated
Creditor under the Chase Loan Agreement or secured by any of the Chase Liens.

      "Superior Indebtedness" shall mean any and all Indebtedness of the Borrower to Lender under the Jedi Loan Agreement or any instrument executed in connection therewith.

      Section 1.02 Terms Defined In Loan Agreement. Capitalized terms, used but not defined in this Agreement, shall have the meaning given to such terms in the Jedi Loan Agreement.


                            ARTICLE 2

                          SUBORDINATION


      Section 2.01. Consent to Liens. Subordinated Creditor hereby consents to the granting of the Jedi Liens in favor of Lender, subject to the provisions of this Agreement. Lender hereby consents to the granting of the Chase Liens in favor of Subordinated Creditor, subject to the provisions of this Agreement.

      Section 2.02. Subordination. Irrespective of the order of recording deeds of trust, acts of mortgagor, financing statements or other instruments, the Chase Liens shall be junior, inferior and subordinate in all respects to the Jedi Liens.

      Section  2.03.    Validity and Priority.  The  Subordinated
Creditor agrees not to contest the validity or priority of the Jedi Liens.

      Section 2.04. No Proceedings. The Subordinated Creditor will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Debt or join with any other creditor, unless Lender shall also join, in bringing any proceedings against Borrower under any bankruptcy, reorgani zation, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Superior Indebtedness shall have been paid in full. Except as provided above in this Section 2.04, the Subordinated Creditor will not exercise any remedy available to it under the Chase Agreement or at law or in equity that affects the Mortgaged Property or any portion thereof unless and until all of the Superior Indebtedness has been paid in full.

      Section 2.05. Notice; Right to Cure. Lender shall give Subordinated Creditor notice of any defaults under the Jedi Loan Agreement that could reasonably be expected to result in action by Lender to enforce its rights under the Jedi Liens. Subordinated Creditor shall have the right, but not the obligation, to cure such defaults at any time prior to foreclosure by Lender under the Jedi Liens. Subordinated Creditor shall give Lender notice of any defaults under the Chase Loan Agreement that could reasonably be expected to result in action by Subordinated Creditor to enforce its rights under the
Chase   Liens.   Lender  shall  have  the  right,  but  not   the
obligation, to cure such defaults at any time prior to foreclosure by Chase under the Chase Liens.

                            ARTICLE 3

                    MISCELLANEOUS PROVISIONS

      Section 3.01 Obligations Absolute. Lender may, at any time, and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor, without impairing or releasing any of Lender's rights or any of the obligations of the Subordinated Creditor under this Agreement:

           (a) Change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renewal or otherwise alter, the Superior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Superior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Superior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Debt);

           (b) Sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Superior Indebtedness;

           (c) Release anyone liable in any manner for payment or collection of the Superior Indebtedness;

           (d)   Exercise  or  refrain from  exercising  any
     rights  against  Borrower  or  others  (including   the
     Subordinated Creditor); and

           (e) Apply any sums received by Lender, by whomsoever paid and however realized, to payment of the Superior Indebtedness in such a manner as Lender, in its sole discretion, may deem appropriate.

       Section 3.02. Further Assurances. The Subordinated Creditor agrees to execute any and all other instruments necessary as required by the Lender to subordinate the Subordinated Debt to the Superior Indebtedness as herein provided.

      Section 3.03. Waiver of Notice of Acceptance. Notice of acceptance of this Agreement is waived, acceptance on the part of Lender being conclusively presumed by its request for this Agreement and delivery of the same to it.

      Section 3.07. Assignment by Lender. This Agreement may be assigned by Lender in connection with any assignment or transfer of the Superior Indebtedness.

      Section 3.08. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Louisiana, without reference to conflicts of laws rules.

      WITNESS THE EXECUTION HEREOF, on the date first written above.

                                   SUBORDINATED CREDITOR:

                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION), for itself
WITNESSES:                         and as agent for the Banks

________________________
                                   By:___________________________
                                        ___________________
________________________                  Vice President

                                   LENDER:

                                   JOINT ENERGY DEVELOPMENT
                                   INVESTMENTS LIMITED PARTNERSHIP
                                   BY: Enron Capital Corp.,
WITNESSES:                             its  general partner

________________________
                                   By:___________________________
                                            Andrew S. Fastow
________________________                     Vice President


                                   BORROWER:

                                   FOREST OIL CORPORATION
WITNESSES:

________________________
                                  By:___________________________
________________________                William L. Dorn
                                        Chairman of the Board and
                                        Chief Executive Officer












THE STATE OF___________

COUNTY OF_____________


     BE IT REMEMBERED, that I, ___________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the State of , hereby certify that, on this________ , day of____________ ,_______ , there appeared before me,____________________________________________
of The Chase Manhattan Bank (National Association), a national banking association, whose address is One Chase Manhattan Bank Plaza, New York, New York 10081.

(Louisiana)

     On this day, before me, the undersigned Notary Public in and for said State, personally appeared the above named person, to me personally known, who, being by me duly sworn, did say that he is the designated officers of said association, and that the instrument was signed and sealed on behalf of the association by authority of its Board of Directors and that the above named person acknowledged the instrument to be the free act and deed of the association.

(Texas)

     This instrument was acknowledged before me on this day by the above named person as the designated officer of said association on behalf of said association.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of______________, and State of_________ , this ____ day of
____________.


                                ________________________________
                                Notary Public in and for
                                The State of____________________

                                ________________________________
                                Printed Name of Notary Public

                                Residing at:


                                ________________________________

                                ________________________________

                                My Commission Expires:
                                ________________________________












THE STATE OF___________

COUNTY OF_____________


     BE IT REMEMBERED, that I, ___________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the State of , hereby certify that, on this______ , day of_______________ ,______ , there appeared before me,________________ ,__________________________
of Enron Capital Corp., a Delaware corporation and general partner of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, whose address is 1400 Smith Street, Houston, Texas 77002.

(Louisiana)

     On this day, before me, the undersigned Notary Public in and for said State, personally appeared the above named person, to me personally known, who, being by me duly sworn, did say that (s)he is the designated officer of said corporation, and that such corporation is the general partner of said limited partnership which is registered as a foreign limited partnership in Louisiana, and the above named person acknowledged that the instrument was signed on behalf of the corporation by authority of the Board of Directors in its capacity as general partner of the aforesaid partnership and the above named person acknowledged the instrument to be the free act and deed of the partnership.

(Texas)

      This instrument was acknowledged before me on this day, by the above named person as the designated officer, on behalf of said corporation, as general partner of said limited partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of_______________ , and State of___________ , this ____
day of__________________ ,__________ .

                                ________________________________
                                Notary Public in and for
                                The State of____________________

                                ________________________________
                                Printed Name of Notary Public

                                Residing at:


                                ________________________________

                                ________________________________

                                My Commission Expires:
                                ________________________________










THE STATE OF___________

COUNTY OF_____________

     BE IT REMEMBERED, that I, ___________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the State of, hereby certify that, on this _____, day of ________, 19__, there appeared before me, William L. Dorn, Chairman of the Board and Chief Executive Officer, of Forest Oil Corporation, a New York corporation, whose address is 950 17th Street, Colorado National Building, Denver, Colorado 80202.

(Louisiana)

     On this day, before me, the undersigned Notary Public in and for said State, personally appeared the above named person, to me personally known, who, being by me duly sworn, did say that (s)he is the designated officer of said corporation, and that the instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors and that the above named person acknowledged the instrument to be the free act and deed of the corporation.

(Texas)

     This instrument was acknowledged before me on this day by the above named person as the designated officers of said corporation on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of____________ , and State of _________ , this ____ day of
____________________.

                                ________________________________
                                Notary Public in and for
                                The State of____________________

                                ________________________________
                                Printed Name of Notary Public

                                Residing at:


                                ________________________________

                                ________________________________

                                My Commission Expires:
                                ________________________________